Exhibit 23(a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



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CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference into the registration statement of Giant Cement Holding, Inc. on Form S-8 (filed May 16, 1995) of our report dated February 12, 1999 on our audits of the consolidated financial statements and financial statement schedule of Giant Cement Holding, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP




Charlotte, North Carolina
March 30, 1999

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